                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                     - November 3, 1995 (October 25, 1995)



                          FULTON FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


       Pennsylvania                  0-10587               23-2195389
----------------------------      -------------          ---------------
(State or other jurisdiction       (Commission           (IRS Employer
 of incorporation)                  File Number)          Identification
                                                          Number)



One Penn Square, P.O. Box 4887, Lancaster, PA        17604
---------------------------------------------      ----------
  (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code (717) 291-2411
                                                   --------------
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Item 5.  Other Events
---------------------

  On October 25, 1995, Fulton Financial Corporation ("FFC") and Gloucester County Bankshares, Inc. ("GCB") entered into a Merger Agreement (the "Agreement"), under the terms of which: (i) GCB will be merged with and into FFC (the "Merger"); (ii) FFC will survive the Merger; and (iii) all of the outstanding shares of the $5.00 par value common stock of GCB ("GCB Common Stock") will be converted into shares of the $2.50 par value common stock of FFC ("FFC Common Stock"). FFC has total assets of approximately $3.3 billion, and GCB has total assets of approximately $190 million. Assuming that the Merger is consummated, The Bank of Gloucester County, a New Jersey bank, will become a wholly-owned subsidiary of FFC. The acquisition will be FFC's first in New Jersey and its third outside of Pennsylvania.

  Under the terms of the Agreement, shares of GCB Common Stock will be exchanged for shares of FFC Common Stock on the effective date of the Merger. The conversion ratio of FFC Common Stock for each share of GCB Common Stock will be adjusted based on the Closing Market Price of FFC Common Stock (the average closing bid price of FFC Common Stock (rounded up to the nearest $.125) during the ten trading day period immediately preceding the date which is two (2) business days before the effective date of the Merger) as follows:

                                                        Conversion
    Closing Market Price                                  Ratio
 ----------------------------                           ----------

         $20.000 and below                                 1.730
         $20.125                                           1.718
         $20.250                                           1.705
         $20.375                                           1.693
         $20.500                                           1.680
         $20.625                                           1.668
         $20.750                                           1.655
         $20.875                                           1.642
         $21.000                                           1.630
         $21.125                                           1.617
         $21.250                                           1.605
         $21.375                                           1.592
         $21.500                                           1.580
         $21.625                                           1.567
         $21.750                                           1.555
         $21.875                                           1.542
         $22.000 and above                                 1.530

  There are 970,279 shares of GCB Common Stock outstanding. Options to acquire 136,001 shares of GCB Common Stock will be converted to options to purchase shares of FFC Common Stock on similar terms. By separate Warrant Agreement, FFC will have the right to acquire 241,056 shares of GCB common stock under certain conditions.

  Prior to the announcement of the Merger, GCB Common Stock had been infrequently traded in the local over-the-counter market. The closing bid price for FFC Common Stock on the NASDAQ over-the-counter market was $21.75 on October 24, 1995 (the day prior to the public announcement of the Merger).

  Consummation of the Agreement is subject to various conditions, including, among others, (i) the approval of the Merger by the Federal Reserve Board, the New Jersey Department of Banking and the Pennsylvania Department of Banking,
(ii) the approval of the Merger by the shareholders of GCB, and (iii) the absence of any material adverse change in the financial condition, business or future prospects of GCB.

  Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the effective date of the Merger will occur during the first quarter of 1995. It is also anticipated that the transaction will be accounted for as a pooling of interests for financial reporting purposes.

  Pursuant to General Instruction F to Form 8-K, the Press Release dated October 25, 1995 announcing execution of the Agreement attached to this Current Report as Exhibit 1 is hereby incorporated herein by reference.

Item 7.  Financial Statement and Exhibits.
-----------------------------------------

  The following exhibits are attached to this Current Report.

  1.   Press Release dated October 25, 1995.

  2. Merger Agreement between Fulton Financial Corporation and Gloucester County Bankshares, Inc. dated October 25, 1995.

                                   SIGNATURES
                                   ----------



  Pursuant to the requirements of the Securities Exchange Act of 1934, Fulton Financial Corporation has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.


                            FULTON FINANCIAL CORPORATION


                            By:  /s/ Charles J. Nugent
                                 ---------------------
                                 Charles J. Nugent
                                 Executive Vice President and
                                 Chief Financial Officer



                                                       October 25, 1995